EXHIBIT 99.1

Equity One, Inc. 1600 NE Miami Gardens Drive North Miami Beach, FL 33179 305-947-1664	For additional information: Greg Andrews, EVP and Chief Financial Officer

FOR IMMEDIATE RELEASE:

Equity One Reports Second Quarter 2007 Operating Results

NORTH MIAMI BEACH, FL; August 7, 2007 -- Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three month period ended June 30, 2007.

Financial Highlights

Funds From Operations (FFO) for the second quarter was $25.2 million, or $0.34 per diluted share, compared to $30.8 million and $0.41 per diluted share for the same period in 2006.  FFO for the six months ended June 30, 2007 was $54.9 million, or $0.74 per diluted share, compared to $64.7 million and $0.86 per diluted share for the same period in 2006.

FFO for the second quarter of 2007 includes $0.5 million, or $0.01 per diluted share, of gains on land sales compared to $6.9 million, or $0.09 per diluted share, for the same period in 2006.  FFO for six months ended June 30, 2007 includes $1.6 million, or $0.02 per diluted share, of gains on land sales compared to $7.3 million, or $0.10 per diluted share, for the same period in 2006.

Net income for the quarter was $12.9 million, or $0.17 per diluted share, compared to $111.3 million and $1.49 per diluted share for the same period in 2006.  Net income for the six months ended June 30, 2007 was $32.9 million, or $0.44 per diluted share, compared to $133.7 million and $1.77 per diluted share for the same period in 2006.  Net income in the three months and six months ended June 30, 2006 included gains on sales of $92.7 million related to the company’s sale of its Texas shopping centers.

In the quarter, the company reclassified approximately $2.0 million of year-to-date accounting and property management expenses from property operating expense to general and administrative expense.  Prior-period expenses have been similarly reclassified.  The reclassification had no impact on FFO or net income.

Operating Highlights

For the three months ended June 30, 2007, Equity One’s operating shopping center portfolio generated same-property net operating income (NOI) growth excluding redevelopment of 4.6%.  At June 30, 2007, the company’s operating shopping center portfolio was 93.9% occupied.

During the second quarter, the company executed 47 new leases totaling 181,449 square feet.  Leases with a new tenant replacing a prior tenant accounted for 40 of these leases and 165,315 square feet.  On average, rents on these new leases are 25.6% higher than prior rents on a GAAP basis and 17.9% higher than prior rents on a cash basis.  Also during the second quarter, the company renewed 80 leases for 186,631 square feet.  On average, rents on renewal leases are 28.6% higher than prior rents on a GAAP basis and 17.1% higher than prior rents on a cash basis.  GAAP requires that rental revenue received pursuant to operating leases be recognized on a straight-line basis.

Investment Activities

During the second quarter, Equity One acquired one shopping center in Miami, Florida and one outparcel in Jacksonville, Florida for an aggregate $6.3 million.  The company sold one outparcel in Huntsville, Alabama and one outparcel in Atlanta, Georgia for an aggregate $1.9 million, resulting in pre-tax gains of $0.5 million.  Both outparcels are located at development properties.

At June 30, 2007, the company had three developments at a gross cost of $56.8 million and five redevelopments at a gross cost of $32.9 million underway.  The estimated cost to complete these projects was approximately $47.2 million.  As of the end of the quarter, the company also owned two parcels of land held for future development.

Balance Sheet Highlights

At June 30, 2007, the company’s total market capitalization was approximately $3.05 billion, comprising 74.0 million shares of common stock (on a diluted basis) valued at $1.89 billion and net debt (excluding any unamortized fair market premium/discount and net of cash) of $1.16 billion.  The company’s ratio of net debt to total market capitalization was 38.1% and its ratio of net debt to gross real estate and securities investments was 51.9%.

During the quarter, the company sold $150 million of 10-year unsecured fixed-rate notes in a private placement.  The notes carry an interest rate of 6.00%.  Net proceeds of $148.9 million were used to repay outstanding indebtedness under the company’s unsecured revolving credit facility and for general corporate purposes.  Subsequent to the end of the quarter, the company paid off the $6 million balance outstanding under its $275 million unsecured line of credit at June 30, 2007 and currently has no amounts outstanding under the line.

The company has a remaining authorization to repurchase up to $31 million of common stock.  No stock was repurchased during the quarter or subsequent to the end of the quarter.

New Chief Investment Officer

Effective July 27, 2007, the company hired Tom McDonough as Executive Vice President and Chief Investment Officer.  Mr. McDonough, who will manage the company’s development and acquisition activities, will work from a new regional office in Irvine, California.  Prior to joining Equity One, Mr. McDonough was a partner in Kahl & Goveia, a real estate development firm based in Laguna Beach, California.  From 2000 to 2006, he was Senior Vice President at Regency Centers, most recently serving as its Director of Acquisitions and Dispositions.  From 1997 to 2000, he was Senior Vice President at Pacific Retail Trust, which merged with Regency Centers in 2000.  From 1984 to 1996, Mr. McDonough was a Partner with Trammell Crow.  Mr. McDonough is a graduate of Stanford University and Harvard Business School.

FFO and Earnings Guidance

The company is updating its 2007 FFO and earnings guidance.  Excluding gains on land sales, FFO per diluted share for the year ending December 31, 2007 is expected to be $1.34 to $1.39, and net income per diluted share is expected to be $0.74 to $0.78.  The following table provides the reconciliation of the range of estimated net income available to common stockholders per diluted share to estimated FFO per diluted share.

	Low	High
Estimated net income per diluted share	$0.74	$0.78
Adjustments:
Rental property depreciation and amortization	0.62	0.63
Minority interest	0.00	0.00
Gains on sales of depreciable real estate	(0.02)	(0.02)
Estimated Funds From Operations (FFO) per diluted share	$1.34	$1.39

ACCOUNTING AND OTHER DISCLOSURES

We believe Funds from Operations (“FFO”) (combined with the primary GAAP presentations) is a useful, supplemental measure of our operating performance that is a recognized metric used extensively by the real estate industry, particularly REITs.  The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”

FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT states further that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  We believe that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from our FFO measure.  Our method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO is presented to assist investors in analyzing our operating performance.  FFO (i) does not represent cash flow from operations as defined by GAAP, (ii) is not indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is not an alternative to cash flow as a measure of liquidity, and (iv) should not be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating our operating performance.  We believe net income is the most directly comparable GAAP measure to FFO.

CONFERENCE CALL/WEB CAST INFORMATION

We will host a conference call on Wednesday, August 8, 2007, at 10:00 a.m. EST to review the second quarter 2007 earnings and operating results.  Stockholders, analysts and other interested parties can access the earnings call by dialing 800-322-5044 (U.S./Canada) or 617-614-4927 (international) using pass code 82622116.  The call will also be web cast and can be accessed in a listen-only mode at Equity One’s web site at www.equityone.net.

If you are unable to participate during the call, a replay will be available on Equity One’s web site for future review.  You may also access the replay by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (international) using pass code 65173386 through August 15, 2007.

FOR ADDITIONAL INFORMATION

For a copy of our first quarter supplemental information package, please access the “Financial Reports” section in our web site at www.equityone.net. To be included in our e-mail distributions for press releases and other company notices, please send your e-mail address to Feryal Akin at fakin@equityone.net.

ABOUT EQUITY ONE, INC.

As of June 30, 2007, the Company owns or has interests in 180 properties, consisting of 164 shopping centers comprising approximately 18.1 million square feet, seven projects in development or redevelopment, three parcels of land, and six non-retail properties.

FORWARD LOOKING STATEMENTS

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws.  Although Equity One believes that the expectations reflected in such forward-looking statements is based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in Florida, Georgia, Massachusetts  and the other states in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; continuing supply constraints in its geographic markets; the availability of properties for acquisition; the success of its efforts to lease up vacant space; the effects of natural and other disasters; the ability of Equity One successfully to integrate the operations and systems of acquired companies and properties; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets June 30, 2007 and December 31, 2006 (In thousands, except per share data) (Unaudited)
	June 30, 2007	December 31, 2006
ASSETS
Properties:
Income producing	$2,068,895	$1,896,843
Less: accumulated depreciation	(160,426)	(144,825)
Income-producing property, net	1,908,469	1,752,018
Construction in progress and land held for development	77,273	113,340
Properties held for sale	12,649	20,353
Properties, net	1,998,391	1,885,711
Cash and cash equivalents	-	-
Cash held in escrow	142	1,547
Accounts and other receivables, net	13,577	18,967
Securities	78,199	75,102
Goodwill	13,031	13,092
Other assets	78,136	75,356
TOTAL ASSETS	$2,181,476	$2,069,775
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes Payable
Mortgage notes payable	$414,242	$391,647
Unsecured revolving credit facilities	6,000	76,500
Unsecured senior notes payable	741,370	591,187
	1,161,612	1,059,334
Unamortized premium/discount on notes payable	11,147	10,322
Total notes payable	1,172,759	1,069,656
Other liabilities
Accounts payable and accrued expenses	42,593	36,565
Tenant security deposits	10,074	9,622
Other liabilities	28,917	27,265
Total liabilities	1,254,343	1,143,108
Minority interests	989	989
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value – 10,000 shares authorized but unissued	-	-
Common stock, $0.01 par value – 100,000 shares authorized 73,114 and 72,756 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	731	728
Additional paid-in capital	902,855	895,247
Retained earnings	25,807	37,201
Accumulated other comprehensive loss	(3,249)	(7,498)
Total stockholders’ equity	926,144	925,678
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,181,476	$2,069,775

See accompanying notes to condensed consolidated financial statements

EQUITY ONE, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
For the three and six months ended June 30, 2007 and 2006
(In thousands, except per share data)
(Unaudited)
	Three months ended		Six months ended
	June 30		June 30
	2007	2006	2007	2006
REVENUE:
Minimum rent	$49,525	$43,651	$97,424	$85,400
Expense recoveries	14,589	12,769	27,994	24,845
Percentage rent	377	189	1,637	1,463
Management and leasing services	149	441	986	596
Total revenue	64,640	57,050	128,041	112,304
COSTS AND EXPENSES:
Property operating	15,515	14,725	32,169	30,025
Management and leasing services	180	486	926	563
Rental property depreciation and amortization	11,990	10,690	23,282	20,536
General and administrative	6,855	6,281	14,620	10,897
Total costs and expenses	34,540	32,182	70,997	62,021
INCOME BEFORE OTHER INCOME AND EXPENSE, MINORITY INTEREST AND DISCONTINUED OPERATIONS	30,100	24,868	57,044	50,283

OTHER INCOME AND EXPENSE:
Investment income	551	1,113	6,758	5,765
Equity in income of unconsolidated joint ventures	-	1,650	-	1,650
Other income	46	39	240	389
Interest expense	(17,223)	(12,945)	(32,980)	(26,917)
Amortization of deferred financing fees	(424)	(373)	(812)	(718)
Gain on sale of real estate	518	5,284	1,585	5,598
Loss on sale of fixed assets	(283)	-	(283)	-
Loss on extinguishment of debt	-	-	-	(292)
INCOME BEFORE MINORITY INTEREST AND DISCONTINUED OPERATIONS	13,285	19,636	31,552	35,758
Minority Interest	(28)	(122)	(56)	(150)
INCOME FROM CONTINUING OPERATIONS	13,257	19,514	31,496	35,608

DISCONTINUED OPERATIONS:
Operations of income-producing properties sold or held for sale	(389)	(874)	(329)	4,905
Gain on disposal of income-producing properties	-	92,707	1,720	93,199
Income / (loss) from discontinued operations	(389)	91,833	1,391	98,104
NET INCOME	$12,868	$111,347	$32,887	$133,712

EARNINGS PER COMMON SHARE - BASIC:
Continuing operations	$0.19	$0.26	$0.43	$0.48
Discontinued operations	(0.01)	1.24	0.02	1.31
	$0.18	$1.50	$0.45	$1.79
Number of Shares Used in Computing Basic Earnings per Share	73,101	74,359	73,038	74,753

EARNINGS PER COMMON SHARE – DILUTED:
Continuing operations	$0.18	$0.26	$0.42	$0.47
Discontinued operations	(0.01)	1.23	0.02	1.30
	$0.17	$1.49	$0.44	$1.77
Number of Shares Used in Computing Diluted Earning per Share	74,128	75,071	74,056	75,488

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds from Operations (FFO)

Funds from Operations is a non-GAAP financial measure.  We believe that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs.

The following table illustrates the calculation of FFO for the three and six months periods ended June 30, 2007 and 2006:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(In thousands)		(In thousands)
Net income	$12,868	$111,347	$32,887	$133,712
Adjustments:
Rental property depreciation and amortization, including discontinued operations	12,010	11,493	23,383	23,532
Gain on disposal of depreciable real estate	-	(92,707)	(1,720)	(93,199
Loss on disposal of fixed assets	283	-	283	-
Pro rata share of real estate depreciation from unconsolidated joint venture	-	508	-	508
Minority interest	28	122	56	150
Funds from operations	$25,189	$30,763	$54,889	$64,703

The following table reflects the reconciliation of FFO per diluted share to earnings per diluted share, the most directly comparable GAAP measure, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Earnings per diluted share (1)	$0.17	$1.49	$0.44	$1.77
Adjustments:
Rental property depreciation and amortization, including discontinued operations	0.17	0.15	0.32	0.31
Gain on disposal of depreciable real estate	-	(1.24)	(.02)	(1.23)
Loss on disposal of fixed assets	-	-	-	-
Pro rata share of real estate depreciation from unconsolidated joint venture	-	.01	-	.01
Funds from operations per diluted share	$0.34	$0.41	$0. 74	$0.86

 (1) Earnings per diluted share reflect the add-back of the minority interest(s) which are convertible to shares of our common stock.